Exhibit 5.1

June 11, 2019
Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
Ladies and Gentlemen:
We deliver this opinion with respect to certain matters in connection with the offering by Smartsheet Inc., a Washington corporation (the “Company”), of up to 9,025,000 shares (the “Shares”) of the Company’s Class A common stock, no par value per share (the “Class A common stock”) and up to 5,810,000 shares of Class A common stock held or to be held by certain selling shareholders of the Company (the “Selling Shareholders”) upon conversion of the Company’s Class B common stock (the “Selling Shareholder Shares”), pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and Morgan Stanley & Co., LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named on Schedule I thereto. The Shares were registered pursuant to an automatic shelf Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 10, 2019 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated June 10, 2019 included therein (the “Base Prospectus”), and the related prospectus supplement dated June 11, 2019, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares is referred to herein as the “Offering.” The Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Underwriting Agreement.
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)
The Company’s Amended and Restated Articles of Incorporation, filed with the Washington Secretary of State on April 30, 2018 and certified by the Washington Secretary of State on April 30, 2018 (the “Restated Certificate”);

(2)	The Company’s Restated Bylaws, certified by the Company’s Secretary on May 1, 2018 (the “Bylaws”);

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Prospectus;

(5)	The Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”);

(6)	The Underwriting Agreement;

(7)
The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) or committees thereof and the Company’s shareholders at which, or pursuant to which, the Board and/or the Company’s shareholders approved (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Offering, and (v) related matters;

(8)
The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated May 31, 2019, verifying the number of the Company’s issued and outstanding shares of capital stock as of May 31, 2019, and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights of the Company as of May 31, 2019);

(9)	A Certificate of Existence issued by the Secretary of State of the State of Washington dated June 11, 2019 (the “Certificate of Existence”);

(10)	A Management Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations by the Company (the “Management Certificate”);

(11)	The agreements under which the Selling Shareholders acquired or will acquire the shares of Class A common stock to be sold by them as described in the Registration Statement; and

(12)
The custody agreements, payment instructions, powers of attorney and stock powers signed by the Selling Shareholders in connection with the sale of the Selling Shareholders in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon the Certificate of Existence and the Management Certificate.
We also have assumed that any certificates or instruments representing the Shares will be, when issued, properly signed by the authorized officers of the Company or their agents. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Title 23B.06.2260 of the Washington Business Corporations Act, and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company’s record of uncertificated securities.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than the existing Washington Business Corporation Act.
In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded.
Based upon the foregoing, we are of the following opinion:
(1) the up to 9,0250,000 shares of Class A common stock to be issued by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, such Shares will be validly issued, fully paid and nonassessable; and
(2) the up to 5,810,000 outstanding Selling Shareholder Shares to be sold by the Selling Shareholders are validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
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This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts or law that may occur after the date of this letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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